Exhibit 10.1

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAW AND HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

FORM OF INCENTIVE STOCK OPTION AGREEMENT

Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), hereby grants to the individual named below an option (the “Option”) to purchase certain shares of common stock of the Company pursuant to the Aerie Pharmaceuticals, Inc. 2013 Omnibus Incentive Plan, in the manner and subject to the provisions of this Option Agreement.

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All citations to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)

(b)	“Company” shall mean Aerie Pharmaceuticals, Inc., a Delaware corporation, and any successor corporation thereto.

(c)	“Date of Option Grant” shall mean , 2014.

(d)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Board of Directors of the Company (the “Board”) in its discretion under procedures established by the Board.

(e)	“Exercise Price” shall mean ($ ) per share as adjusted from time to time pursuant to the Plan.

(f)	“Number of Option Shares” shall mean shares of common stock of the Company as adjusted from time to time pursuant to the Plan.

(g)	“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

(h)	“Optionee” shall mean .

(i)	“Plan” shall mean the Aerie Pharmaceuticals, Inc. Omnibus Incentive Plan.

2.	Status of the Option. The Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that the Option qualifies as such. To the extent that the Option fails to qualify as an incentive stock option, it shall be deemed a nonqualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of the Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code.

3.	Administration. All questions of interpretation concerning the Option shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Option.

4.	Exercise of the Option.

(a)	Right to Exercise. The Option shall become exercisable as set forth below, subject to the termination provisions of this Agreement and the Optionee’s acknowledgement and agreement that any shares purchased upon exercise of the Option are subject to the Company’s repurchase rights set forth in the Plan:

(i)	On and after , 2015, the Option may be exercised to purchase up to 1/4th of the Number of Option Shares.

(ii)	On or after the th day of each successive month thereafter, the Option may be exercised to purchase up to an additional 1/48th of the Number of Option Shares.

(iii)	The foregoing provisions shall be interpreted such that on or after , 2018, the Option may be exercised to purchase up to 100% of the Number of Option Shares.

The schedule set forth above is cumulative, so that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of shares as to which it is then exercisable.

Notwithstanding the foregoing, if the aggregate fair market value of the stock with respect to which the Option and any other incentive stock option held by the Optionee may be exercised (determined without regard to this provision) for the first time during any calendar year, as determined as of the Date of Option Grant and (if applicable) the dates of grant of such other incentive stock options and otherwise in accordance with Section 422(d) of the Code, exceeds One Hundred Thousand Dollars ($100,000), the Option shall be deemed a nonqualified stock option to the extent of such excess.

(b)	Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto. The written notice must be signed by the Optionee and must be delivered in person or by certified mail, return receipt requested, to the Chief Financial Officer of the Company accompanied by full payment of the exercise price for the number of shares being purchased.

(c)	Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS EXERCISABLE PURSUANT TO THE TERMS HEREOF.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(d)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	Non-Transferability of the Option. The Option may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.	Termination of the Option. Subject to Section 8 of this Agreement, the Option shall terminate upon on the first to occur of: (a) the Option Term Date; or (b) the last date for exercising the Option following termination of employment as described in this Agreement.

7.	Termination of Employment.

(a)	Termination of the Option. If the Optionee ceases to be an employee of the Company for any reason except death or Disability, the Option, to the extent exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee until the earlier of (i) three (3) months after the date on which the Optionee’s employment terminates or (ii) the Option Term Date. Notwithstanding the foregoing, if the Optionee’s employment with the Company is terminated for cause (as determined in the sole discretion of the Board unless cause is defined in an employment agreement between the Optionee and the Company in which case such definition shall be used), the Option may not be exercised after the date on which the Optionee’s employment terminates. If the Optionee’s employment with the Company is terminated because of the death or Disability of the Optionee, the Option, to the extent exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee’s legal representative) until the earlier of (i) the expiration of twelve (12) months from the date the Optionee’s employment terminated or (ii) the Option Term Date. The Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of employment. This paragraph shall be interpreted such that the Option shall not become exercisable as to any additional number of Option Shares after the date on which the Optionee ceases to be an employee of the Company (pursuant to this paragraph) for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this paragraph.

(b)	Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of employment, or (iii) the Option Term Date.

(c)	Leave of Absence. For purposes hereof, the Optionee’s employment with the Company shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Company remains guaranteed by statute or contract.

8.	Corporate Transaction. The provisions of the Plan applicable to a Corporate Transaction (as defined in the Plan) shall apply to the Option.

9.	Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of the Company or interfere in any way with any right of the Company to terminate the Optionee’s employment at any time.

10.	Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer or other appropriate officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

12.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.	Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may materially adversely affect the Option or any unexercised portion hereof, as determined in the discretion of the Board, without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an Incentive Stock Option.

14.	Integrated Agreement. This Option Agreement, together with the Plan, constitute the entire understanding and agreement of the Optionee and the Company with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein and therein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

15.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware.

16.	Effect of Certain Transactions. Notwithstanding anything to the contrary in this Option Agreement, in the event that the Optionee has entered into a confidentiality, nondisclosure, invention and/or non-competition agreement with the Company and the Optionee is determined, in the reasonable judgment of the Company’s Board of Directors, to have materially breached such agreement, the Optionee shall forfeit any shares acquired pursuant to the Option and 100% of the Option granted pursuant to this Option Agreement, whether or not exercisable.

17.	Section 409A of the Code. The Exercise Price is intended to be the fair market value of the common stock of the Company on the Date of Option Grant. The Company has determined the fair market value of the common stock in good faith, in compliance with the applicable provisions of the Code and the regulations thereunder and using the reasonable application of a reasonable valuation method. Notwithstanding this, the Internal Revenue Service may assert that the fair market value of the common stock on the Date of Option Grant was greater than the Exercise Price. Under Section 409A of the Code, if the Exercise Price is less than the fair market value of the common stock as of the Date of Option Grant, this Option may be treated as a form of deferred compensation and the Optionee may be subject to an additional twenty percent (20%) tax, plus interest and possible penalties. The Optionee acknowledges that the Company has advised the Optionee to consult with a tax adviser regarding the potential impact of Section 409A of the Code and that the Company, in the exercise of its sole discretion and without the consent of the Optionee, may amend or modify this Agreement in any manner and delay the payment of any amounts payable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code, as amplified by any Internal Revenue Service or U.S. Treasury Department regulations or guidance as the Company deems appropriate or advisable.

AERIE PHARMACEUTICALS, INC.

By:
Richard J. Rubino
Chief Financial Officer

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement, including the right of first refusal set forth in the Plan, and hereby accepts the Option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:

EXHIBIT A

Date:

Aerie Pharmaceuticals, Inc.

Attn: Chief Financial Officer

Re:	Exercise of Incentive Stock Option

Dear Sir or Madam:

Pursuant to the terms and conditions of the Incentive Stock Option Agreement dated as of             ,         (the “Agreement”), between                                          (“Optionee”)                     and                     Aerie Pharmaceuticals, Inc., a Delaware corporation (the “Company”), Optionee hereby agrees to purchase                 shares (the “Shares”) of the Common Stock of the Company and tenders payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.	The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.	The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.	The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.	The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.

5.	The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.	The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state or federal laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Optionee made herein.

7.	The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

8.	The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Signature:

Printed Name:

Address:

2